Registration No. 333-113241

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM SB-2
                            REGISTRATION STATEMENT
                             (Amendment Number 1)
                                    UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------


                           ATLANTIC SECURITY, INC.
                (Name of Small Business Issuer in its Charter)

        FLORIDA                       3949                    65-0963962
------------------------------------------------------------------------------
(State of Other                (Primary Standard           (IRS Employer
 Jurisdiction of                   Industrial               Identification No.
 Incorporation or                 Classification
 Organization)                      Code No.)

                                 Glyme House
                              St. John's Street,
                                  Bicester,
                                 Oxfordshire,
                                  OX26 6SL
                              00 44 1869 242378

(Address and telephone number of principal executive offices and principal place of business)

                           James G. Dodrill II, Esq.
                               5800 Hamilton Way
                              Boca Raton, FL 33496
                                 561-862-0529
              (Name, address and telephone number of agent for service)

                                  Copies to:

                           James G. Dodrill II, Esq.
                           James G. Dodrill II, P.A.
                               5800 Hamilton Way
                              Boca Raton, FL 33496
                                 561-862-0529
                            ----------------------

Approximate date of proposed sale to the public:
As soon as practicable after the effective date of this
registration statement.
----------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ).

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( ).


CALCULATION OF REGISTRATION FEE




                                            PROPOSED      PROPOSED
TITLE OF EACH CLASS                         MAXIMUM       MAXIMUM
OF                         AMOUNT TO        OFFERING      AGGREGATE      AMOUNT OF
SHARES TO BE                  BE            PRICE PER     OFFERING       REGISTRATION
REGISTERED                REGISTERED        SHARE <F1>      PRICE            FEE
-------------------       ----------        ---------     ---------      ------------



Common Stock,
$.0001 par value to be
sold by selling
shareholders               5,514,500         $0.25         $1,142,375      $175.09


TOTAL                      5,514,500                       $1,142,375      $175.09


(1)	Estimated solely for the purpose of calculating the
registration fee pursuant to Rule 457.
-------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

                                  PROPECTUS

                 SUBJECT TO COMPLETION, DATED APRIL 22, 2004

                         5,514,500 Shares of Common Stock


                            ATLANTIC SECURITY, INC.
                            (A Florida Corporation)


     This is our initial public offering. We are registering a total of 5,514,500 shares of our common stock, all of which are being offered by selling shareholders. The selling shareholders who are affiliates will sell their shares at a price per share of $0.25 for the duration of the offering and our other selling shareholders will sell their shares at a price per share of $0.25 per share until our shares are quoted on the Over The Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions.


     We will not receive any proceeds from the sale of any of the shares by selling shareholders. There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, our Common Stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop.

                       _________________________________

         INVESTING IN OUR STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	The information in this prospectus is not complete and may be changed. None of these securities may be sold until a registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                The date of this Prospectus is April 22, 2004

                              TABLE OF CONTENTS


                                                       Page
                                                       ----

Prospectus Summary                                      3
The Offering                                            4
Summary Financial Information                           5
Risk Factors                                            6
Forward Looking Statements                              11
Penny Stock Regulations                                 12
Use of Proceeds                                         13
Determination of Offering Price                         14
Dividend Policy                                         14
Management's Plan of Operations                         15
Business                                                21
Management                                              32
Principal Shareholders                                  35
Selling Shareholders                                    36
Description of Securities                               39
Certain Relationships and Related Transactions          41
Indemnification                                         42
Plan of Distribution                                    43
Legal Matters                                           45
Experts                                                 45
Where You Can Find More Information                     46
Index to Financial Statements

                     PROSPECTUS SUMMARY

     Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus. You should consider the information set forth under "Risk Factors" and our financial statements and accompanying notes that appear elsewhere in this prospectus.

     We are a development stage company and were incorporated in Florida on December 6, 1999, under the name Warrensburg Enterprises, Inc. and were formed with the contemplated purpose to engage in
mergers and acquisitions.   On May 15, 2003, we consummated an
agreement with Atlantic Security Limited, a United Kingdom corporation, pursuant to which Atlantic Security Limited exchanged all of its then issued and outstanding shares of common stock for approximately 80% of the common stock of Atlantic Security, Inc.



     We are led by, Terence Sullivan, our President and Chief
Executive Officer. Mr. Sullivan has extensive experience in the management and growth of companies with a focus on telecommunications and security. He has served as an advisor to various companies, including C&W North America, British Telecom and Reuters.


     We are in the process of starting to develop various applications and technologies with the help of outside organizations. These products currently under development at this moment are detectors for identifying bio-terrorism threats; tracking many forms of illicit cargos, medical application in detecting super bugs. We are developing these products with the help of Middlesex University who have the facilities and Professor Gorbunov the owner of the intellectual property rights and Dr Oliver Cassell of the Oxfordshire plastic surgical association.



     Other products include: (a) intelligent tracking solutions from a company called Comnytell and European Telecom Limited where we have reached an oral agreement to acquire global licenses but have not as yet signed agreements and (b) Smart Wireless Surveillance Solution from a company called SA limited which owns the rights and have agreed an oral agreement to sell these to us once we are in the position to pay. In the mean time it has allowed the company to have global rights, again by oral agreement.



     We intend to own options or the rights to these products at some point in the future when the company has sufficient funds, in the short term will need to find partners in industry to build these and
to exploit these under a license from us.   Our objective is not to go
into the expense of developing these products ourselves but to sell
the license to other larger companies.   In the event that we are
unable to identify and contract with such a partner we would have to decide whether we have the ability and desire to invest the funds necessary to fully develop the products.



     We have achieved no revenues to date and our loss from inception to December 31, 2003 have been $234,261. Our principal executive and administrative offices are located at Glyme House, St. John's Street, Bicester, Oxfordshire, United Kingdom OX26 6SL +441896242378 fax +441869322402.

                                 The Offering


Securities Offered                            5,514,500 shares of
                                              common stock, all of
                                              which will be offered by
                                              selling shareholders.
                                              The selling shareholders
                                              who are affiliates will
                                              sell their shares at a
                                              price per share of $0.25
                                              for the duration of the
                                              offering and our other
                                              selling shareholders will
                                              sell their shares at a
                                              price per share of $0.25
                                              per share until our
                                              shares are quoted on the
                                              Over The Counter Bulletin
                                              Board and thereafter at
                                              prevailing market prices
                                              or in privately
                                              negotiated transactions.


Common Stock Outstanding, before offering     23,058,000

Common Stock Outstanding, after offering      23,058,000


Use of Proceeds                               We will not receive any
                                              proceeds from the sale of
                                              common stock by our
                                              selling shareholders.


Dividend Policy                               We do not intend to pay
                                              dividends on our common
                                              stock.  We plan to retain
                                              any earnings for use in
                                              the operation of our
                                              business and to fund
                                              future growth.

Summary Financial Information

The following is a summary of our Financial Statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus as well as with our Financial Statements and the notes therewith.



                                 For the         Period         Period
                                 nine            from           from
                                 months          September 6,   September 6,
                                 ended           2002           2002
                                 December 31,    (Inception)    (Inception)
                                 2003            to March       to December
                                 (unaudited)     31, 2003       31, 2003
                                                                (unaudited)
                                 ------------    ------------   -------------


Statement of Operations Data:

Total Revenue                     $       0       $       0      $       0

Total Operating Expenses          $ 231,367       $  (2,915)     $(234,281)

Net Loss                          $(231,347)      $  (2,915)     $(234,261)



                                                     As of
                                                    December
                                                    31, 2003
                                                   (unaudited)
                                                   -----------

Balance Sheet Data
Cash and cash equivalents                           $82,030
Total current assets                                $83,530
Total current liabilities                           $89,694
Total stockholders' deficiency                      $(6,164)
Total liabilities and stockholders' deficiency      $83,530


Risk Factors

	The securities offered by this prospectus are highly speculative and very risky. We have described the material risks that we face below. Before you buy, consider the risk factors described and the rest of this prospectus. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. Please refer to "Risks Associated with Forward-looking Statements" on page 12.

                                 RISK FACTORS

     The securities offered are highly speculative. You should purchase them only if you can afford to lose your entire investment in us. You should carefully consider the following risk factors, as well as all other information in this prospectus.

     Investors should assume that if any of the following risks actually materialize, our business, financial condition or results of future operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks related to our business:
--------------------------------------

Our financial statements expressed doubt about our ability to continue as a going concern.
-----------------------------------------------------------------------


     The notes to our financial statements include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Among the reasons cited in the notes as raising substantial doubt as to our ability to continue as a going concern are the following: we are a development stage company with no revenues and have a negative cash flow from operations from inception through December 31, 2003 of $48,511. Our ability to continue as a going concern is dependent on our ability to further implement our business plan, raise additional capital and generate revenues. These conditions raise substantial doubt about our ability continue as a going concern.

We have a history of operating losses, limited funds and may continue to incur operating losses.
-----------------------------------------------------------------------


     We have a history of operating losses. We have incurred operating losses since our inception and have an accumulated deficit of $234,261 as of December 31, 2003. We incurred a net loss of $234,347 for the nine months ended December 31, 2003. If our business plan is not fully executed as planned, we may continue to experience losses as we continue to invest in our core businesses. As of December 31, 2003 we had $82,030 in cash available for use in executing our business plan, which is insufficient for execution and expansion of our business plan. Our ability to execute our business model will depend on our ability to obtain additional financing and achieve a profitable level of operations. We anticipate that unless we are able to raise net proceeds of at least $500,000 within the next twelve months that we will not be able to execute our business plan in a meaningful way. Raising this amount will allow us to proceed with the basic elements of our business plan. However, even if we raise this full amount there can be no assurance that we will be successful in executing our plan or achieving profitability. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws. We wish to confirm, however that we do not have any plans, nor have we entered into any negotiations, understandings or agreements to acquire or be acquired by another company.




     Even if we receive all funds anticipated from Citywide Management Services upon our shares being quoted on the Over the Counter Bulletin Board, we may need additional financing in the future and if we are unable to raise such financing we may be forced to file bankruptcy.
----------------------------------------------------------------------


     Upon our shares being approved for quotation on the Over the Counter Bulletin Board we will be entitled to receive $500,000 from Citywide Management Services pursuant to a Financing Agreement entered into on August 10, 2003. Even if we receive all such funds, we expect that we will seek additional financing in the future. Raising $500,000 allows us to proceed with the basic elements of our business plan. Raising additional funds, however, would allow us to expedite various aspects of our operations. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. To assist us in our cash flow requirements we may determine, depending upon the prevailing stock price of our shares, to seek subscriptions from the sale of securities to private investors, although there can be no assurance that we will be successful in securing any investment from private investors at terms and conditions satisfactory to us, if at all. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. We wish to confirm, however that we do not have any plans, nor have we entered into any negotiations, understandings or agreements to acquire or be acquired by another company. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.


We have not commenced full operations and we may not be able to achieve or maintain profitability.
----------------------------------------------------------------------

     We are a relatively young company and our proposed operations are subject to all of the risks inherent in such a business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development of a business in a competitive industry. As with an investment in any emerging growth company, ownership of common shares may involve a high degree of risk, and is not recommended if you cannot reasonably bear the risk of a total loss of your investment.

     If we are unsuccessful in raising at least $500,000 we expect to continue to incur operating losses in fiscal 2004, which ends March 31, 2004. If we do not achieve revenue growth sufficient to absorb our planned expenditures, we could experience additional losses in future periods. These losses or fluctuations in our operating results could cause the market value of our common stock to decline.

     We anticipate that in the future we will make significant investments in our operations, particularly to support research and development and marketing activities and, that as a result, operating expenses are expected to continue to increase. We intend to make such investments on an ongoing basis, primarily from cash generated from operations and, to the extent necessary, funds available from financing activities, as we develop and introduce new products and expand into new markets. If net sales do not increase with capital or other investments, we are likely to continue to incur net losses and our financial condition could be materially adversely affected. There can be no assurance that we will achieve or sustain profitability on a quarterly or annual basis.



We do not currently hold the rights to any products or technology and may never acquire or develop any.
----------------------------------------------------------------------

     Although we have held negotiations with the holders of several technologies and have reached an option agreement to acquire certain technology from Dr. Boris Gorbunov, our minimal funding has prevented us from fully acquiring any of these technologies. Among other payments, our agreement with Dr. Gorbunov will require that we pay $3,149,000 as an initial payment in order to exercise our option. We have also negotiated an agreement to license certain technology from
Comnytell Developments Limited.    Although an agreement has been
drafted, it has not as yet been signed because executing it would require that we pay a license fee of $40,000. We decided that our currently limited funds should be allocated towards fulfilling the requirements necessary to receive the $500,000 funding from Citywide. By doing so we have assumed the risk that when we go back to execute the contract that Comnytell may wish to renegotiate the contract and fee. Accordingly, even if we successfully complete the requirements necessary to receive funding from Citywide we will not have the funds necessary to exercise our option with Dr. Gorbunov and may not be able to consummate the Comnytell agreement either. If we are unable to acquire either of these technologies or acquire or develop other technologies we will have no technologies or products of value. In such a scenario it is likely that investors would lose all of their investment.


Our officers and directors are not required to continue as
shareholders and may not maintain an equity interest in the company.
----------------------------------------------------------------------


     There is no requirement that our current or any of our future officers and/or directors retain any of their shares of our common stock. Accordingly, there is no assurance that all or any of our officers and/or directors will continue to maintain an equity interest in the company. Any officer or director who ceases to maintain an equity interest in the company may find that their interests do not continue to mirror those of other shareholders. In this event such officer or director may make different decisions than they might make if they continued to maintain an equity interest in the company and these decisions may prove to be less beneficial to the company or its shareholders and accordingly the value of a shareholder's investment may be diminished.


We have arbitrarily determined the offering price. Accordingly the price you pay may not accurately reflect the value of our common stock.
----------------------------------------------------------------------


     We have arbitrarily determined the offering price of the common stock because there is no market for any of our securities. There can be no assurance that the offering price accurately reflects the value of our common stock or that investors will be able to sell the common stock for at least the offering price or at any price at any time.

We are dependent on the services of our President and the loss of those services would have a material adverse effect on our business.
----------------------------------------------------------------------


     We are highly dependent on the services of Terence
Sullivan, our Chairman of the Board and President. Mr. Sullivan maintains responsibility for our overall corporate strategy. Mr. Sullivan's business endeavors include substantial experience in the management and growth of companies with a focus on telecommunications and security. The loss of the services of Mr. Sullivan would have a material adverse effect upon our business and prospects. Without Mr. Sullivan's services we would likely not be able to execute our business plan unless and until we found a replacement with similar experience. There can be no assurance that we could find such a replacement or that if we did that we could persuade such individual to accept employment with us on acceptable terms, or at all. Please be aware that we do not currently have "key man" insurance on Mr. Sullivan and we do not anticipate being able to purchase such insurance in the near future, if ever.

Our President has the voting power to control our affairs and may make decisions that do not necessarily benefit all shareholders equally.
----------------------------------------------------------------------


As of the date of this prospectus, our President owns approximately 41.63% of our outstanding Common Stock. Consequently, Mr. Sullivan is in a position to substantially influence matters submitted for shareholder votes, including the ability to elect a majority of our Board of Directors and to exercise control over our affairs, generally. Mr. Sullivan's decisions may not necessarily reflect those of our other shareholders.


Future sales of our common stock may have a depressive effect upon its price.
----------------------------------------------------------------------

     All 23,058,000 of the currently outstanding shares of common stock were issued at prices lower than the price of the shares of common stock in this offering. With the exception of the shares of common stock being registered in this Registration Statement for our selling shareholders, these shares are "restricted securities" as that term is defined by Rule 144 of the Securities Act, and in the future, may be sold in compliance with Rule 144 or pursuant to an effective registration statement. In the future, sales of presently restricted securities may have an adverse effect on the market price of our common stock should a public trading market develop for such shares.


Risks related to this offering:
-------------------------------------





There has never been a market for our common stock and one may never develop.
----------------------------------------------------------------------------


     Prior to this offering, there has been no public trading market for our common stock and there can be no assurances that a public trading market for the common stock will develop or, if developed, will be sustained. Although we hope to be accepted for quotations on the Over the Counter Bulletin Board, there can be no assurance that a regular trading market will develop for the common stock offered through this prospectus, or, if developed, that it will be maintained. If a market for our shares never develops it will likely be very difficult for investors to sell their shares at any price. In that event investors may lose their entire investment.


There is no assurance of future dividends being paid.
-------------------------------------------------------------------

     At this time we do not anticipate paying dividends in the future, but instead plan to retain any earnings for use in the operation of our business and to fund future growth. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions.




FORWARD-LOOKING STATEMENTS
---------------------------

This prospectus includes forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus. You should not rely on these forward-looking statements that apply only as of the date of this prospectus. These statements refer to our future plans, objectives, expectations and intentions. We use words such as "believe," "anticipate," "expect," "intend," "estimate" and similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could contribute to these differences include those discussed in the preceding pages and elsewhere in this prospectus.

Risks associated with forward-looking statements.
--------------------------------------------------

     This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus includes or relate to:

	(1) 	The ability to obtain a meaningful degree of consumer
acceptance for the products now and in the future,
	(2) 	The ability to market our products on a global basis at
competitive prices now and  in the future,
	(3) 	The ability to maintain brand-name recognition for our
products now and in the future,
	(4) 	The success in forecasting demand for our products now and
in the future,
	(5) 	The ability to maintain pricing and thereby maintain
adequate profit margins,
	(6) 	The ability to achieve adequate intellectual property
protection,
        (7) The ability to obtain and retain sufficient capital for future operations,
        (8)     US government excluding non US based companies,
        (9)     Other, better and lower cost products appear and
        (10) The technology not delivering all expected features due to an inability to test.

                           Penny Stock Regulations

     We are not listed on any stock exchange at this time.   We hope
to become a bulletin board traded company. Such shares are referred to as "penny stocks" within the definition of that term contained in Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended. These rules impose sales practices and disclosure requirements on certain broker-dealers who engage in certain transactions involving penny stocks. These additional sales practices and disclosure requirements could impede the sale of our securities, including securities purchased herein, in the secondary market. In general, penny stocks are low priced securities that do
not have a very high trading volume.   Consequently, the price of the
stock is volatile and you may not be able to buy or sell the stock when you want. Accordingly, the liquidity for our securities may be adversely affected, with related adverse effects on the price of our securities.

     Under the penny stock regulations, a broker-dealer selling penny stocks to anyone other than an established customer or "accredited investor" (generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current quotations for the securities. A broker-dealer is additionally required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

                               USE OF PROCEEDS

     We will not receive any proceeds from the sale of securities being offered by our selling shareholders.




     We expect to incur expenses of approximately $47,500 in connection with the registration of the shares.

                       DETERMINATION OF OFFERING PRICE


     Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price were our historical share sales prices the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.


DIVIDEND POLICY

     It is our present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, our earnings, financial condition, capital requirements and other factors that the Board of Directors may think are relevant.

                       MANAGEMENT'S PLAN OF OPERATIONS

Results and Plan of Operations
---------------------------------


     For the period from inception through December 31, 2003 no revenue was generated. On May 15, 2003, we consummated an agreement with Atlantic Security Limited, a United Kingdom corporation, pursuant to which Atlantic Security Limited exchanged all of its then issued and outstanding shares of common stock for approximately 80% of our
common stock.   As a result of the agreement, the transaction was
treated for accounting purposes as a reorganization by the accounting acquirer (Atlantic Security Limited) and as an recapitalization by the accounting acquiror (Atlantic Security Limited.).



     Our existing employees previously agreed to defer receipt of all salaries until we raised a minimum of $100,000. Although we have now raised such amount, members of our management have agreed to continue deferring receipt of all or a portion of their salaries or converting such amounts into shares of our common stock. Our principal executive and administrative offices are located in space that is owned by our Chief Executive Officer.



     The COO has agreed to convert his salary into restricted shares of our common stock at market share rate once the company has completed been approved for quotation. The CEO has agreed to continue to abstain from receiving a salary for the time being and is reviewing with the board this status every thirty days. Neither officer has signed an agreement regarding these issues.



     Management believes that, though we have expressed substantial doubt about our ability to continue as a going concern, due to our minimal cash requirements and the cooperation of our employees in deferring salary and advancing loans to the company to cover operational expenses, assuming that we do not commence our anticipated operations or receive the $500,000 from Citywide Management Services we will be able to satisfy our cash requirements for at least the next twelve months. We anticipate that as our new business develops, there will be significant changes in the number of employees over the next twelve months. As of April 1, 2004 we had $23,660 in cash on hand.
We have assumed that if we do not commence our anticipated operations and that our officers continue to abstain from receiving a salary, we will need approximately $1,000 per month to remain operational. Of the anticipated $47,500 in expenses associated with this offering we have already paid a total of $46,575.59.



     Assuming we do not commence our anticipated operations, our currently anticipated future cash requirements are for funding the preparation and filing of quarterly reports with the Securities and Exchange
Commission. Based on our historical data this is around $2,300.00 per quarter or for a full twelve month period $9,200.00. This figure is included in the $1,000.00 per month figure to remain operational.



     Two shareholders have advanced $2,444.00 on demand loans to Atlantic Security Ltd before the share exchange with us. These loans were for start up costs associated with setting up the company. Both shareholders have expressed a desire not to redeem these within the next twelve months. However, there are no contracts or agreements with either of these shareholders . The repayment of these loans has not been factored in the next twelve month cash requirements detailed above.


Liquidity and Capital Resources
----------------------------------------

     Our current liabilities exceed our current assets and may continue to do so in the future. Our business expansion will require significant capital resources that may be funded through the issuance of shares or notes payable or other debt arrangements that may affect our debt structure.

     To date, we have managed to keep our monthly cash requirements low for two reasons. In the first instance, although we have now raised in excess of $100,000, members of our management have agreed to continue deferring receipt of all or a portion of their salaries or converting such amounts into shares of our common stock. Secondly, we have been able to keep our operating expenses to a minimum by operating in space owned by our Chief Executive Officer and are only paying the direct expenses associated with our business operations.

     Given our low monthly cash flow requirement, management believes that, even though we have expressed doubt about our ability to continue as a going concern, and assuming that we do not commence our anticipated operations it has sufficient financial resources to meet its obligations for at least the next twelve months.


     Please be aware that our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability to continue as such is dependent on our ability to implement our business plan, raise capital and generate revenues. We have executed a contract with Citywide Management Services that provides that Citywide will invest $500,000 into the company over approximately a five-month period commencing upon the approval of our shares for quotation on the Over the Counter Bulletin
Board and the assignment of a trading symbol.   Citywide will purchase
shares at a price equal to seventy percent (70%) of the average of the closing bid price of our common stock for the ten days preceding the closing for such purchase.



     This company's board of directors and its predecessors has had no connection nor are they in any way affiliated to Citywide Management, its directors or any person working for Citywide Management.


Plan of Operations
------------------


     Recent international terrorism events have created a major focus on emerging technologies that support physical security assurance opportunities. There are financial and social implications for companies to provide a cost effective response to terrorism using advanced technology.



     Atlantic Security, Inc., along with Professor Gorbunov and Middlesex University is developing both applications and technology that we expect to be technically advanced for biological and molecular detection. Because Professor Gorbunov's Molecular and
Biological detectors use the same base technology, calibration defines the differentiating detection methodology between two different substances.



     Further, this technology can be made to specialize its detection on a specific substance or set of substances. We feel that a device is made to detect "super' viruses/bacteria in hospitals. This application can define a viable product although there is no guarantee that the device can be made to detect super viruses/bacteria. We are looking to find a partner company for this medical application who will to help in the development of the product at their laboratory, for a fee and to distribute the finished product.



Biological and Molecular Detection Technology:

     Through our pending relationship with Professor Gorbunov we have the potential to develop aerosol-based detection of atmospheric elements of biological and molecular elements used by terrorists. Examples of biological elements are black plague, small pox, anthrax, castor bean derivatives, opiates, etc.



     Molecular detectors focus on explosive materials such as gunpowder, nitroglycerin, plastique, fertilizer-based explosives, weapons and other manufactured devices used by terrorists.



     The technology is intended to be copyrighted and patent registered. Professor Gorbunov and Mr. Smith will team to enter the research and development marketplace. Targeted collaborative research and development includes:



* United Kingdom and United States universities that collaborate with UK and USA national and local government agencies interested in anti-terrorism technology.



     The collaboration marketing will focus on the formation of research and development teams located in university facilities including university and company team members. In exchange for collaborative research on our proprietary technology, the university will receive a license agreement to use the developed technology for its own purpose and we will use the technology for government and commercial market applications.



* Commercial applications for biological and molecular detection technology include:

* Handheld detectors for police, airport security forces, government security agencies, military personnel and an inexpensive product suitable for private citizens.

* Use of the biological and molecular detection hardware/software in collaboration with Heating, Ventilation and Air Conditioning
(HVAC) control manufacturers. The HVAC market has expressed interest in an inexpensive detection technology that can be integrated into the HVAC control system to close off building interiors in the event of internal or external biological or molecular threats. We will offer license agreements for use of the biological and molecular detection technology in the HVAC control system. Research and development contracts will be offered to maintain and expand the use of the ASI technology.



Dr. Gorbunov will supervise any research and development employees that we may employ in the future.

* Hospital medical staffs have expressed an interest in ensuring that their patient wards are free of biological viruses and bacteria referred to as Super Bugs (e.g.-flesh consuming bacteria). A hand-held detection device useable by hospital staff to "sweep" patient wards for Super Bugs prior to patient occupancy will facilitate patient recovery and improve hospital operational cost structures. If we develop this product it will be internally prior to approaching the international health care market. we believe that here is a large potential license agreement market for this technology.



Satellite-based Tracking System:

     Upon our payment of a license fee to Comnytell we will hold the global rights to distribute their satellite-based tracking product that is already in production. We will be able to pay this license fee upon receipt of funds from Citywide Management Services.
Following successful sales of Comnytell's tracking product, we intend to expand our relationship with them to include alternative product
manufacturing methods and sites.     We intend to have this product
manufactured under license at a facility we have identified in China. We have identified a manufacturing facility that would reduce the cost of producing the tracking product to less than half its present manufacturing cost and allow us to have a low-priced entry point in to the market place. This price point can allow expansion of our applications into existing markets due to the cost reduction offered to current tracking and tracing product suppliers. Additionally, the product can be adapted to work with cellular/wireless transmission technology in addition to satellite transmission technology. The use of cellular systems allows tracking and tracing services to be used inside of buildings. One example of tracking services is for retirement home residents who have ambulatory privileges. The retirement home can maintain a location for each resident for purposes of ensuring health care and physical security.



We do not presently have a signed agreement with the facility in China to manufacture this product.

Some of these technologies already exist in the market and the only distinguishing factor is cost and an outlet for the product. We anticipate imploying a strategy focusing on a low cost product to undercut other tracking products in the market. We will concentrate on the British market which is more mature and active in this area. We could be ready to deploy into the market place within the next 9 months, provided we successfully attract suitable investment and trading partnerships.



One significant application for satellite-based tracking systems is to enhance vehicle fleet management. Companies need to maintain an accurate inventory of their vehicles for cost management and customer service can be improved with management knowledge of the precise location of each vehicle. Vehicle dispatching is improved and can be managed more accurately with tracking devices that emit a tracing signal used by the central management system.



The vehicle tracking market remains attractive to us. Over the last year we have conducted discussions with British Telecomm and the British Post office, who between them manage 140,000 vehicles. These vehicles have no tracking devices because of the cost of deploying tracking devices. We anticipate that reduced product manufacturing costs will produce a product price to be used to engage their business. There is no guarantee that they will re-open discussions.



We feel that the current market opportunities are:

* Biological detection systems (systems that are able to identify biological substances in the air or on objects). The initial market for these products would be HVAC systems. Collaborative development is required as well as a license agreement with the HVAC control system company(s).

* Molecular detection systems (systems that are able to identify single molecules in the air or on objects). The market for these products is border control areas like airports.

* Biological Medical detection systems (systems that are able to identify biological substances in the air and on objects). The market for these products is the detection of Super Bugs in Hospitals.

* Asset tracking solutions (systems that are able to detect objects and personnel using satellites and mobile cells). The initial market for these products is in the detection and logistical management of vehicles.

* The Smart Wireless Surveillance Solution products target a number of markets:

* SWSS is both hardware and software technology owned by SA Limited and is available to us upon the agreed transfer of the technology from SA Limited to us. Discussions have progressed to the point that this transfer seems predictable even though it has not been completed. SWSS has had extensive market exposure in United Kingdom and United States markets even though it is not a completed or marketed product line. Discussions have been held with national port authorities, universities, police departments, city traffic control departments, ocean shipping companies.

* Smart Wireless Surveillance Solutions are "Smart Camera" control systems (camera systems that are computer aided to add device intelligence and control in camera and digital imagery.).



Solution components can include:

* Hardware/software elements mounted on most commercially available CCTV cameras to allow pan/tilt/zoom control of the camera.

* Storage of imagery at the camera and at the server location.

* Wired or wireless communication of video imagery to the control server.

* SA Limited proprietary computer operating system that interfaces with most major software operating systems
(Microsoft, etc.).

* Wired or battery electrical supply to permit remote usage of systems.



The market for these products is in the management of transportation environments and people on the move.

*       Examples of possible applications include:
*       Inter-country border monitoring.
*       Seaport monitoring.
*       City monitoring.
*       Company and educational campus monitoring.
*       Video inspection of vehicles, aircraft and vessels.
* Video identification of known undesirables through digital image matching.
* Aircraft on-board monitoring of passengers by sky marshals and flight crews.
*       TransportationTransportation terminal monitoring.
*       Video surveillance of large gatherings of people.

                               BUSINESS

GENERAL AND COMPANY HISTORY


     Atlantic Security, Inc. (previously named Warrensburg Enterprises, Inc.) was incorporated in the state of Florida on December 6, 1999. We were founded by Ms. Shelley Goldstein as a blank check company with the contemplated purpose to engage in mergers and
acquisitions.    Ms. Goldstein originally held approximately 90% of
our outstanding common stock. From inception through May 15, 2003 we did not engage in any active trade or business. On May 15, 2003, we consummated an agreement with Atlantic Security Limited, a United Kingdom corporation, pursuant to which Atlantic Security Limited paid $30,000 to Shelly Goldstein, who was then our majority shareholder and exchanged all of its then issued and outstanding shares of common stock for 15,922,000 shares of our common stock, representing approximately 80% of our outstanding common stock. As of the date of this prospectus we have not generated any revenues.
We are not involved with any development cost of any of the products mentioned in this prospectus. To date we have only promoted these products. Even these efforts have been stopped at this time so that we may concentrate on fulfilling the conditions required for us to raise funding pursuant to a financing agreement we've entered.



     We wish to develop a method of detecting molecular and bio substances by sniffing vaporized substances in the air and on contact. The concept of being able to detect such substances was proven on December 19, 2001 by Professor Boris Gorbunov at the Middlesex University. Using laboratory equipment he successfully detected a
narcotic substance by sampling the air.   The original equipment used
is no way a product or pre product and was only assembled to demonstrate that vaporized ionized particles could be detected by sampling the air. Present at this concept demonstration was Professor Gorbunov, various university staff and Mr. Keith Hellawell QPM the UK Anti-Drugs co-ordinator for the British Government, this was the result of ten year's research work by Professor Gorbunov. Since this time professor Gorbunov has been working to build a very early stage unit (which we call alpha stage) which is a stand alone unit that can be used to further improve the detection system. Professor Gorbunov completed this in February 2003 and since then has been working to a demonstrable model that can be taken out of the laboratory and will still function.



     We have a purchase option agreement for this technology, which is exercisable until the end of May 2005. Under this agreement all parties are bound to each other not to reveal to a third party the technicalities of the work, in return Atlantic will use it best endeavors to promote and raise funds to exploit the science for the benefit of all concerned and Professor Gorbunov and the university will not approach other interested parties. The agreement calls for us to make an initial payment of approximately $3,149,000 and bonus and milestone payments of approximately $4,724,000 to exercise our option. In addition, the agreement calls for us to pay approximately $3,149,000 in bonus payments for each of the first two sales of products using the intellectual property. We intend to raise capital for this by trying to get partners such as Air conditioning management control system manufacturers to invest for exclusive licensee agreements for various parts of the US. We do not presently have any agreements for such licenses and have not exercised our purchase option under the agreement.



     We have also negotiated into an agreement with Comnytell
Developments Limited. Upon our payment of a one time license fee to Comnytell of $40,000 we will hold the global rights to exploit their Asset tracking system. European Telecomm Ltd also have a tracking device which is far cheaper than Comnytell's product offering now but lacks the features and is not as far advanced in the development cycle but has potential to be as good. We have agreed to work with European Telecomm to find customers who need a simple tracking device at a low cost. We have not paid the license fee and no contract has been signed with them as of the date of this prospectus.



     We also are in the process of negotiating an agreement with SA Limited to market and sell their smart camera system.

     Our objective over the next 24 months is to develop these technologies into products with the help of as yet unidentified partners. Some of these technologies are already in the "pre-production" stage such as the Asset tracking system and the smart camera and could be ready to deploy into the market place within the next 9 months, provided we can successfully attract suitable investment and we can identify suitable partners. This or these partners if found would be expected to buy licenses to allow them to have access to this technology for them to exploit, they may wish to be involved with the ongoing development, which would require separate payments, these conditions have as yet not been agreed as to how they
would function.  We have not as yet identified any partners.   A
technology in the "pre-production" stage is one which has been developed into a product but has not gone through the production process of being made in large quantities.



     Simultaneously we will look to acquire or license other technology that compliments these technologies.




PROLIFERATION OF WEAPONS OF MASS DESTRUCTION

     On November 14, 1994 President Clinton issued Executive Order 12938, which declared a national emergency to deal with the threat of the potential use of nuclear, biological & chemical weapons by terrorists groups or rogue states. The Executive Order stated that these represented "an unusual & extraordinary threat to the national security, foreign policy & economy of the United States". This Executive Order has been renewed every year since inception.



     The New Terrorism, Walter Laqueur p.63 [ISBN 1-84212-125-1]
"Colin Powell said in 1993: 'The one that frightens me to death, perhaps even more so than tactical nuclear weapons, and the one we have the least capability against, is biological weapons.'"



     In a 1998 New York City simulated bio-terrorist attack nearly all of the members of the emergency units dispatched to the scene "died" because they were insufficiently protected despite "doing all the right things" (reported Friday June 19, 1998 in the New York Times by Judith Miller & William J Broad).



     Various authorities have concluded that the early detection of any such threats is a key element of bio-defense system. The current Biological Integrated Detection System (BIDS) deployed by the US Government takes at least 30-minutes to detect any such threats and is limited to detecting only 4 viruses: anthrax, plague, botulinum toxin & staphylococcus enterotoxin B. (reported February 22, 2000 by the Federation of American Scientists)



The need for an accurate and non-invasive molecular 'sniffer'
-------------------------------------------------------------

     Kenneth Mead, Inspector General of the US Transportation Department recently filed a report stating "[human] airport-security screeners on several dozen occasions failed to catch guns & simulated explosives pre- & post-9/11..." Further, "...screeners missed knives 70% of the time; guns 30% of the time; simulated explosives 60% of the time; & other banned items got through 50% of the time." (reported March 26, 2002 in Financial Times )



     At the UN Conference in Monterrey in 2002 the issues of managing the US-Mexico border arose yet again. The trade-off is clearly between maintaining a porous border to facilitate trade between the 2 nations (under NAFTA) & discouraging misuse / abuse of a porous border by organized criminal gangs. Current surveillance & security technology is not integratable & hence, unable to overcome the existing trade-off between 100% surveillance & screening & subsequent detection of all traffic with minimal impact of throughput (keeping the economic wheels 'well oiled').



     We believe that there is a need for a highly flexible technology that can be deployed and used by non technical personnel which can detect these items.

     Clearly the post "9/11" environment of 'high security awareness' provides leading edge security technology vendors with a truly unique commercial opportunity.



What is nanotechnology?
-----------------------

Nanotechnology is an umbrella term that covers many areas of research dealing with objects that are measured in nanometres. A nanometre (nm) is a billionth of a meter, or a millionth of a millimetre



The next few paragraphs provide a brief introduction to the core concepts of molecular nanotechnology.

     "Manufactured products are made from atoms. The properties of those products depend on how those atoms are arranged. If we rearrange the atoms in coal we can make diamond. If we rearrange the atoms in sand (and add a few other trace elements) we can make computer chips. If we rearrange the atoms in dirt, water and air we can make potatoes". (April 29, 2002, Dr Ralph Merkle, the Foresight institute)



     Today's manufacturing methods are very crude at the molecular level. Casting, grinding, milling and even lithography move atoms in great thundering statistical herds. We believe it is analogous to a child trying to build something using LEGO blocks with boxing gloves on their hands. Yes, the child can push the LEGO blocks into great heaps and pile them up, but he or she can't really snap them together the way they would like. Nanotechnology will let us take off the boxing gloves we will be able to not only move individual atoms around but identify these atoms with great accuracy.



Nano-bio terrorism detection
----------------------------

* Nanotechnology that could detect 100% of current bio-terrorist threats.
* When completed and built we will have a real-time, portable detector with later version having wireless or Satellite capability.
* these product would be easily added to existing technology and will have the capability of being integrated into existing security networks.



Nano- Molecular 'sniffer'
-------------------------
* Nanotechnology much more sensitive than any 'sniffer dogs' and second generation will improve on this.
* Detect entire range of threats including: smuggled weapons; extensive types of explosives;
* nuclear & fissionable materials, including detonators; Drugs; human & animal cargo; etc
* when completed it should be capable of detecting explosives under certain conditions up to 100 meters (first generation).



Eventually both products will be merged into a single product only differentiated by the software running.

Background for the need to detect micro-organisms (The so called super bugs)
----------------------------------------------------------------------------

     The Nanotechnology used to detect Bio and Molecular will be modified to isolate and detect specific biological molecules under specific controlled conditions. This has never been commercially done before and there is no guarantee that it will work. But if successful we will be able to detect super bugs.

     It is management's belief that in every hospital in the world there lie undetected micro-organisms or "bugs" of which MRSA
(Methicillin Resistant Staphylococcus Aureus) is the most widely known and the most dangerous at this time.

     MRSA attacks without discrimination hitting the young, old and the weak, it gets into the wounds of patients or infects them by skin or oral infection. This bug can be brought into the hospital by visitors, nurses, on clothing, on boxes etc, and it multiplies and moves from ward to ward and patient to patient. If undetected before an operation it can kill even the healthiest individual.


     The British National Health service provides a good example because it keeps records going back to the 1940s and its procedures are similar to other health services around the world.

Open Wounds:


     The current management of open wound infections in a clinical setting comprises a clinical diagnosis of the infection, the taking of a tissue specimen or wound swab (essentially wiping a cotton bud across the wound and placing it in a transport medium), and placing the patient on a broad cover of antibiotic medications. The swab is then sent to the laboratory and cultured for 2-5 days before the results can be obtained (5 days is nearer the detection time of M.R.S.A 'super bug'), the antibiotics may need to be changed depending on the swab results.


     In the current climate one of the major health problems is resistant bacteria, M.R.S.A being one, but other more serious strains are around the corner. M.R.S.A can shutdown wards and even hospitals and can delay the transfer of patients between wards and hospitals, as swab screening can take 5 days. This means patients are kept in isolation or the referring hospital until the process is completed.

The scale of the problem:

     Chronic wounds are a major drain on resources, and here is just one example; around 1% of the population will suffer from leg ulcers that become recurrently infected. According to the British National Health service, this generates around 1-4 million operations per year with a potential wound infection rate of 1%, MRSA and other antibiotic resistant bacteria are on the rise and these figure which already cost tens of millions of pounds will rise as well as causing an increasing demand on nurses and beds.

Problems with current systems


*       diagnosis takes too long
*       the swab result often is not available within 48 hours
*       taking of swab is operator dependent
*       swabs are often contaminated rending them useless
*       giving "best given antibiotic" is not accurate
*       over use of antibiotics is the main cause of M.R.S.A

     If we are successful in raising the funds to develop this, then we believe that there is a large marketplace for such a product.

     At present MRSA and the "super bugs" cost the British National Health service hundreds of millions of pounds per year in addition to the suffering and deaths of patients. Our intention is to try and raise funds and find a partner who specializes in supplying high tech products to the NHS and is willing to work with us on developing and implementing such a product. We have not yet identified a partner although we have interchanged ideas with a number of medical companies but none have signed any contracts. To save development time we would utilize the existing Nanotechnology that is been designed to combat terrorist germ warfare in detecting the super bugs. We believe that by doing so we could detect the superbugs in minutes or hours as opposed to the current process which takes days.. This would reduce costs and free up funds for other areas of medication. No research by Professor Gorbunov on this has been undertaken except to build a theoretical mathematical model to test the feasibility of such an undertaking. The company and Dr. Gorbunov believe that the results
were promising.   Some of the benefits of such a technology would be:



For the Patient:
*       more appropriate treatment
*       less pain and suffering
*       less time off work
*       less time in hospitals



For Hospitals:
*       reduced or better use of staff in microbiology laboratories
*       reduced bed occupancy
*       less medical costs
*       savings in antibiotics
*       less nursing time needed
*       rapid screening
*       managed use of theaters



For Doctors:
*       targeted treatments
*       rapid diagnosis
*       less time searching for results



For Countries:
* reduced antibiotic usage (most governments are campaigning to reduce the use)
*       less  antibiotic resistant bacteria
* reduce the countries medical resources, freeing them up to do other work






Intelligent Tracking solution

     We have negotiated an agreement to license the technology from Comnytell Developments Limited. Although an agreement has been drafted, it has not as yet been signed because executing it would require that we pay a license fee of $40,000. We decided that our currently limited funds should be allocated towards fulfilling the requirements necessary to receive the $500,000 funding from Citywide. By doing so we have assumed the risk that when we go back to execute the contract that Comnytell may wish to renegotiate the contract and fee.



     Knowing the location of people and objects like trucks, tanks, cars, bio and molecular detectors can be very important and knowing if they move without your authority is also very important. And this device can operate independently or be integrated into our existing products. We have given this product the name SatraX and this name has been agreed with by Comnytell.



     The following is a description as to how the product already in production and use by Comnytell functions and the facilities it can bring the market place.



     SatraX tracking and communication software integrates with current IT (information technology) environments, and can be made to be secure and reliable it is ready for use by the Defense Forces, police forces, for VIP tracking, security transport services, railways and the transportation sector. The method that is currently being looked at to secure the data stream is SSL the security system used on the internet to secure credit card transactions



     This unit will be based upon the use of GSM, GPS and GPRS (all as defined below) to locate people, sniffer locations and vehicles. Using these combined techniques gives a far more accurate location than just the use of GPS or Cellemetry. It also allows the finding of locations in side structures, under buildings, underpasses as well as outside locations.

* GSM Global Systems for Mobile communication. When first used it originally stood for Groupe Special Mobile this was the term used when it was introduced by CEPT committee. Conforence of European
Post and Telecommunications.
*       GPS Global Positioning System
*       GPRS  General Packet Radio Service



Surveillance solution

     We have agreed in principle to purchase this technology and intellectual property rights from SA Ltd once the company is trading on NASD and has a symbol. In the mean time we have agreed with them that we can promote their product. If we achieved sufficient sales of the product to buy the rights then we would purchase before the
company started trading.   To date we have not achieved any sales of
their product.



     The device has been built and tested but has not been produced in volume numbers. It is in what we call Beta production, all the parts are as they would appear if this device was put through a production run.



     Imagine being able to turn a dumb camera into a smart camera, which knows what it is looking at and can tell other cameras in its network around the world what it sees and the data associated with it. What one camera knows all the cameras in the network know and if one camera goes offline the next and nearest takes over the angle spread until the camera is on line again.



     Think of the opportunities if the camera can pass sound video and data to passing law enforcement officers as well as send the information back to a central control center. Imagine it doing this without being asked. To do this you need to have a computer system with the same power as a lap or desk-top computer. As it is not practical to have a lap or desk-top computer attached to a CCTV camera so to achieve this SA Ltd and Intel have built a computer system as powerful as a desk top but the size of approximately a packet of
cigarettes.   SA owns the intellectual property rights for this
technology.

* Unique real-time data compression & camera network remote-control capabilities
* Can be made to incorporate proven event management & decision support software
* Schematically designed to be fully scalable on fault tolerant secure servers



     The prototype of this smart camera computer system was demonstrated to a number of organizations in both Europe and North America; these included some spook/dark operation organizations which are not listed below: Spook/dark operations are government organizations that wish not to be identified to the general public as existing. The equipment we demonstrated were crude basic modules to prove the idea worked. These modules could not in any sense of the word be called a product; they consisted of an external laptop running the software and a server running the hardware control.


*       Jacksonville ports authority Jan 2002 in the US
*       Homelands security commission (Joe Strange ) in the US Jan 2002
*       UK Civil Aviation Authority May 2002 in the UK
*       British Airways May 2002 in the UK
*       Virgin Airways May 2002 in the UK
*       British Midland Airlines May 2002 in the UK
*       Kroll inc in the US Jan 2002 in the US


     The demonstration given was to show that a standard CCTV camera could be made to store information and transmit this information to another camera, to a hand held device to simulate a officer on the beat, and to a central control center at the same time. It also demonstrated that the camera could be made remotely to zoom, pan and tilt by the hand held device as well as the central control center. We did not sign any contracts or agreements with any of the attendees, We have gone back to all the attendees requesting a new set of demonstrations with the latest version of this device, and have explained that we are in the process of trying to raise funds in order to begin production of the product. All have asked to be kept updated as to our situation before they agree to the demonstrations, this is because these organizations require that we have sufficient funding before they would enter into any discussion, and we do not currently have such funding.



     We are not involved with any development cost for this or any of the products mentioned in this prospectus. To date we have only promoted these products. Even these efforts have been stopped to concentrate on fulfilling the conditions required for us to receive funding from Citywide.


PRODUCT DEVELOPMENT

     We intend to create an organization that values and explores new ideas and looks for product ideas in unconventional settings. We intend to refine these ideas and work with outside firms to create prototypes, masters and the necessary tooling. As of the date of this prospectus we have not entered into any definitive discussions, negotiations, contracts or other arrangements with any third party.

     We intend to develop technologies and products either from internally generated ideas or, by acquiring or licensing patented technology from outside inventors. During the evaluation phase of product development, we will evaluate the viability of the product and whether the product can be developed and manufactured in acceptable quantities and at an acceptable cost, and whether it can be sold at a price that satisfies our profitability goals.

     Once we determine that a product may satisfy our criteria, we will further assess its potential by continuing to research the product and its probable market. If the results are positive and we do not own the product, we will then attempt to acquire the product outright or obtain rights to the product through a licensing arrangement. If we develop the product internally, or if we acquire or license the rights to the product, we will then proceed to develop and test market the product.


     The company has spent none of its own money on research and development but a lot in the way of time and effort on research and development. All of the research and development done on the Bio and
Molecular devices have been carried out by Middlesex University.   The
University received a grant from the European Union of 6 million Euros to carry out this work in 1999. We have been involved in focusing the developers on the market needs as we see them and making sure that feed back from organizations that we have spoken to are reflected in the work carried out. Over the last two years we have tried to make sure the development reflected the changes in the market as we see them. All other research and development has been conducted by the owners of the products we wish to sell and market. We have acted as unpaid consultants to these companies regarding the needs we see in the hope that these will be incorporated in the different versions of the product.


PATENTS AND TRADEMARKS

     Where appropriate, we will seek patent or trademark protection for the products or technologies we develop or introduce. However, there can be no assurance that patents or trademarks will issue from any of our future applications. As of the date of this prospectus, we have not filed for any trademarks or patents and do not own any trademarks or patents.


SUPPLIERS/PARTNERS



     We intend to bring our products to market by entering into
license agreements or joint development ventures.   We anticipate that
at least some of our future products will be manufactured in either, the United States, Europe or Asia. We have already identified several entities that are potential partners for license agreements or joint development ventures that we will be able to approach regarding manufacturing our future products. We have only approached one companies regarding development of our future products and we have not entered in to any agreements with this company..


MARKETING

     We intend to market our products by license agreements or joint marketing partners.

COMPETITION


     The markets in which we plan to do business will be highly competitive, and are already served by two well-established and well-financed companies, Lockheed Martin which already supplies Biological detection products to the US market and Smiths Industries which already supplies Biological detection products to the UK and Europe . These competitors have significantly greater financial and marketing resources than we have. This will give them and their products an advantage in the marketplace.

     We believe that the future principal factors affecting the market place are product innovation and accuracy.



LEGAL PROCEEDINGS

     We are not party to any legal proceedings as of the date of this prospectus.

EMPLOYEES


     As of the date of this prospectus we have three employees.   Of
these employees, two serve in management positions as full time employees and one serves in administration on a part time basis.


DESCRIPTION OF PROPERTY


     Our principal office facility is presently located in space owned by our President. We are not presently incurring any rent expenses associated with this space. Our President has orally agreed to supply this space until we receive funding sufficient to support rent of other space. We anticipate relocating to other office space within 60 days of receipt of funding. If we require additional time to locate offices our president will continue to supply this space until such time arises that we can find office space at the low cost.

     At the premises owned by the president, he has allocated for us office space that comprises 200 square feet of space with two computer systems, two printers, high speed Internet access, two fax machines, two telephones lines, power, lighting etc. If need be the President would supply space for as long as the company needs it to achieve its objectives.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND/FINANCIAL DISCLOSURE.

     We have had no disagreements with our accountants on accounting and financial disclosure.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers are:
-----------------------------------------


Name                        Age    Position                   Director Since
-----------------------------------------------------------------------------

Terence Sullivan            54     President, principal       2003
                                   executive officer
                                   and Chairman

James Christopher Holmes    56     Director                   2003

Henry Howard Smith          62     Chief Operating Officer    2003
                                   and Director

Gregory Chan                48     Acting Principal
                                   Financial Officer



Terence Sullivan has served as our President, principal executive officer and Chairman since June 2003. Mr. Sullivan has approximately twenty-seven years of experience in the management and growth of companies with a focus on telecommunications and security. From September 2002 through June 2003 he served as the CEO of Atlantic Security Limited, which consummated a share exchange with us on May 15, 2003. After retiring from December 2000 through May 2001, Mr. Sullivan joined Open-Mobile Ltd, a mobile phone application and design company. From May 2001 until August 2001 as its CEO. From December 1999 until December 2000, he was employed by CyberSafe, Inc., which sold security software to Deutsch Bank UBS/WDR, CS and Daimler/Chrysler. He retired from CyberSafe as the Chairman of its European Division. From December 1998 until December 1999 he ran his own corporation, Wits Ltd, which was a sales and marketing support company selling security software.



James Christopher Holmes has served as a director since the take over May 15 2003. Mr. Holmes has 35 years of experience in the area of (Information Technology). From 2002-present day Chris started his own company and is adviser and consultant to the UK organization for local government, and individual local government organizations. Here he advises on the use of technology in delivering services to the community and government. The organizations that take his advice include civil defense, law enforcement and social services. 1999-2002 Chris was Deputy Director of IT for the British Government Cabinet Office where he advised the Prime minister and ministers on the use of technology in government and government departments. These department included ministry of defence looking after defence of the realm and (GCHQ) Government Cipher Head Quarters of the UK, the UK and US listening and counter intelligence organization where he oversaw procurement.
Chris retired from this position mid 2002. 1974 to 1999 Chris has spent over twenty-five years working in British Telecomm Plc. He started as a manager and the last five years he was head of Procurement at British Telecommunications and looked after a budget of over 2.5 billion pounds. Chris Holmes is an experienced government consultant who has worked for several Central government departments, agencies, local authorities and the IT services industry.

His management experience inside BT over the twenty five-Years includes:


*       Building Sales, Service and Marketing initiatives across the four
BT Regions
*       UK, Europe, Americas, Asia. Marketing of Visual Services,
Messaging, EDI, Network Management Services
*       Broadband and networked Groupware services to BTs Global
Customers.
*       Managed the Marketing R&D Budgets.
* Represented Global Customers interests in the management of BTs Intellectual Property Rights and managed the global portfolio of trademarks and names.
* Marketing input to the development of electronic trading interfaces with BTs customers.

Established the BT Network and Systems Architecture and is a Member of the Society of Manufacturing Engineers (US).


Henry Howard Smith has served as our Chief Operating Officer since October 2003. Mr. Smith has over 35 years of experience in information technology. From June 2001 through October 2003 he served as President of HMS, LLC, a business and technology consulting entity at which he developed consulting engagements designed to increase product value, solve productivity issues and assess merger and acquisition candidates. Between February 2001 and May 2001 he served as the Vice President of Marketing and Business Development for Flag Telecom Holdings, Ltd., a global fiber optic cable company that constructs broadband services for telecommunications carriers and business enterprises. Between June 1993 and October 2000 he served British Telecommunications PLC as a Vice President and General Manager
- Global Outsourcing Solutions. While at British Telecommunications, his responsibility was to plan and implement a company to outsource the information technology infrastructure of multinational corporations.



Gregory Chan, although not one of our employees, has served as our acting Chief Financial Officer since May 2003. Mr. Chan brings with him 20 years experience in diverse managerial roles in multi-national corporations in the telecom and IT industry. He is currently employed with MCI WorldCom EMEA where he has been serving as a Global Account Manager since April 2001. From October 2000 through January 2001 he served in Cidera, Inc., a media content distribution network provider, as the Vice President of International Commercial Operations. From January 2000 through October 2000 he served as the Director of International Business Development for Teligent Inc. a wireless local access network provider. From July 1999 through January 2000 he was the CEO of Europe for Compose System Limited, a printing systems developer. For approximately ten years prior to that he was with Cable & Wireless PLC in various managerial positions including Senior Manager, Business Development, Manager Mergers & Acquisitions and Manager Corporate Management Accounting, Mr. Chan is a qualified Chartered Accountant and he holds a B.Sc. degree in Business Economics


Directors' Remuneration

Our directors are presently not compensated for serving on the board of directors.


Executive Compensation

Employment Agreements


We have entered into an executive service agreement with Terence Sullivan, our Chairman, President and CEO on October 1, 2003 and which expires on Mr. Sullivan's 75th birthday on April 8, 2024 or with six months notice by the Company unless there is a change in control, which requires the Company to provide one-year notice. The agreement provides that Mr. Sullivan will receive a salary of 150,000 pounds per year as well as a car allowance equal to 12% of his salary. The agreement also calls for a bonus of 10% of our net income if we reach certain sales targets and provides for Mr. Sullivan at his option to receive a portion of his compensation in the form of shares of our common stock at a 30% discount.

We have entered into an employment agreement with Henry Howard
Smith to become the COO and President of the North American Division effective October 6, 2003 at an annual salary of $100,000. The agreement expires on Mr. Smith's 70th birthday, on September 21, 2011 or with thirty days notice by either party.


Summary Compensation Table

	The following table sets forth the total compensation paid to or accrued for the period from September 6, 2002 (Inception) through March 31, 2003 to our President.
Annual Compensation


Annual Compensation




                                                         Other        Restricted    Securities                    All
    Name and                                            Annual          Stock       Underlying     LTIP          Other
Principal Position      Year     Salary     Bonus     Compensation     Awards        Options      Payouts    Compensation
------------------      ----     ------     -----     ------------    ----------    ----------    -------    ------------

Terence Sullivan,
President                2003     $0         0         0               0             0             0          0


Stock Option Grants in the past fiscal year

We have not issued any grants of stock options in the past fiscal year.

                            PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of all shares which may potentially be sold in connection with this registration statement, by (i) those shareholders known to be the beneficial owners of more than five percent of the voting power of our outstanding capital stock, (ii) each director, and (iii) all executive officers and directors as a group:




                               Number of       Percent         Number of
                               Shares Owned    Owned           Shares Owned  	Percent
Name and Address of            Before          Before          After            After
Beneficial Owner(1)            Offering        Offering        Offering         Offering (2)
--------------------           -------------   -----------     -----------      ------------
Terence Sullivan                9,600,000       41.63%          7,200,000        31.23%

Chris Holmes                    400,000         1.73%           300,000          1.30%

Howard Smith                    400,000         1.73%           300,000          1.30%

Gregory Chan                    12,000          *               9,000            *

Teddy Plaisted Elett, Trustee   1,600,000       6.94%           1,200,000        5.20%
U/A dated August 7, 1992
FBO Teddy Plaisted Elett (3)
PO Box 771240
Naples, FL  34107

E-N Corp(4)                      1,400,000      6.07%           1,150,000         4.99%
PO Box 146
Stevenage Herts
SG1 1FT
United Kingdom

All Directors and Officers as
a Group (4 persons)              10,412,000      45.16%          7,809,000         33.87%
----------------------------

* Indicates less than 1%
(1)	Unless otherwise indicated, the
address of the beneficial owner should be considered the same as the company's principal business address.
(2)	Assumes the sale of all shares
offered hereunder by the selling shareholders.
(3)	The Trust is controlled by Teddy
Plaisted Elett, an accredited investor, who has deposited the acquired shares into such Trust.
(4)	The controlling shareholder of E-N
Corp. is Ranjit Sodhi.

                             SELLING SHAREHOLDERS

The following table sets forth certain information with respect to the ownership of our common stock by selling shareholders as of April 16, 2004. Unless otherwise indicated, none of the selling shareholders has or had a position, office or other material relationship with us within the past three years.





                                Ownership of                                              Ownership of
                                Common Stock                    Number of                 Common Stock
                                Prior to Offering               Shares offered            After Offering
Selling Shareholder         Shares           Percent            Hereby              Shares  (1)   Percent(1)
------------------------------------------------------------------------------------------------------------

Terence Sullivan(2)           9,600,000       41.63%             2,400,000           7,200,000     31.23%
Teddy Plaisted Elett, Trustee 1,600,000       6.94%                400,000           1,200,000      5.20%
E-N Corp(3)                   1,400,000       6.07%                350,000           1,150,000      4.99%
William Duncan Swartz         1,000,000       4.34%                250,000             750,000      3.25%
George Beyts                    945,000       4.09%                236,250             708,750      3.07%
Niall Duggan                    945,000       4.09%                236,250             708,750      3.07%
Peter Goldstein                 945,000       4.09%                236,250             708,750      3.07%
Mark Palestine                  945,000       4.09%                236,250             708,750      3.07%
Oliver Cassell                  400,000       1.73%                100,000             300,000      1.30%
Alan Coe                        400,000       1.73%                100,000             300,000      1.30%
Dravrar                         400,000       1.73%                100,000             300,000      1.30%
Judy Fishman and
 Michael Fishman JTTEN          400,000       1.73%                100,000             300,000      1.30%
Alan Gibson                     400,000       1.73%                100,000             300,000      1.30%
James Christopher Holmes(4)     400,000       1.73%                100,000             300,000      1.30%
Daniela Lapuste                 400,000       1.73%                100,000             300,000      1.30%
Kwan Lam Ng                     400,000       1.73%                100,000             300,000      1.30%
Howard Smith (5)                400,000       1.73%                100,000             300,000      1.30%
Thomas Harrison                 340,000       1.47%                 85,000             255,000      1.11%
Watson Dave International       300,000       1.30%                 75,000             225,000      *
Thomas Gryzmala                  60,000       *                     15,000              45,000      *
Jeffrey Klein                    60,000       *                     15,000              45,000      *
Greg Chan (6)                    12,000       *                      3,000               9,000      *
Ulfat Kiani                       8,000       *                      2,000               6,000      *
Bob Anderson                      4,000       *                      1,000               3,000      *
Pamela Anderson                   4,000       *                      1,000               3,000      *
Jacky Barker                      4,000       *                      1,000               3,000      *
Kevin Barker                      4,000       *                      1,000               3,000      *
Erika Bleiberg                    4,000       *                      1,000               3,000      *
Dan Caggiani                      4,000       *                      1,000               3,000      *
Brian Callanan                    4,000       *                      1,000               3,000      *
Lenny Cerbini                     4,000       *                      1,000               3,000      *
George Chaliss                    4,000       *                      1,000               3,000      *
Margaret Chan(7)                  4,000       *                      1,000               3,000      *
Lisa Cohen                        4,000       *                      1,000               3,000      *
Elizabeth Cooper                  4,000       *                      1,000               3,000      *
Dorothy Cornwell                  4,000       *                      1,000               3,000      *
John H. Cornwell Jr.              4,000       *                      1,000               3,000      *
John H. Cornwell III              4,000       *                      1,000               3,000      *
Sarah Cornwell                    4,000       *                      1,000               3,000      *
Stephen Echols                    4,000       *                      1,000               3,000      *
Jon Evans                         4,000       *                      1,000               3,000      *
Robert Field                      4,000       *                      1,000               3,000      *
Francis Giles                     4,000       *                      1,000               3,000      *
Alvin Goldstein                   4,000       *                      1,000               3,000      *
Inge Goldstein                    4,000       *                      1,000               3,000      *
Robert Gordon                     4,000       *                      1,000               3,000      *
Kenneth Greenberg                 4,000       *                      1,000               3,000      *
Charlotte Guiberson               4,000       *                      1,000               3,000      *
Yanna Hache                       4,000       *                      1,000               3,000      *
Daniel Kallan                     4,000       *                      1,000               3,000      *





Josh Kallan                       4,000       *                      1,000               3,000      *
Dr. Michael Kaufman               4,000       *                      1,000               3,000      *
Glenda Kelley                     4,000       *                      1,000               3,000      *
Sean King                         4,000       *                      1,000               3,000      *
Alex Lichtman                     4,000       *                      1,000               3,000      *
Debbie Lieberman                  4,000       *                      1,000               3,000      *
Mo Lan Lo                         4,000       *                      1,000               3,000      *
Ian Macpherson                    4,000       *                      1,000               3,000      *
Sarah Macpherson                  4,000       *                      1,000               3,000      *
Scott Mallet                      4,000       *                      1,000               3,000      *
James Charles Meghrian            4,000       *                      1,000               3,000      *
Amelia Miller                     4,000       *                      1,000               3,000      *
Harris Millman                    4,000       *                      1,000               3,000      *
Baldeep Namas                     4,000       *                      1,000               3,000      *
Mandeep Namas                     4,000       *                      1,000               3,000      *
Perminder Namas                   4,000       *                      1,000               3,000      *
Ravi Namas                        4,000       *                      1,000               3,000      *
Chau Lam Ng                       4,000       *                      1,000               3,000      *
Lam Fai Ng                        4,000       *                      1,000               3,000      *
Oi Ling Lee Ng                    4,000       *                      1,000               3,000      *
Sau Chun Ng                       4,000       *                      1,000               3,000      *
William Porter                    4,000       *                      1,000               3,000      *
Nancy Reynolds                    4,000       *                      1,000               3,000      *
Scott Rhodes                      4,000       *                      1,000               3,000      *
Adam Ryan                         4,000       *                      1,000               3,000      *
Shirley Ryan                      4,000       *                      1,000               3,000      *
Gurpreet Sahota                   4,000       *                      1,000               3,000      *
Rani K. Sahota                    4,000       *                      1,000               3,000      *
Surinder Sahota                   4,000       *                      1,000               3,000      *
Martha Schiff                     4,000       *                      1,000               3,000      *
Charles Simmons                   4,000       *                      1,000               3,000      *
Charles E. Simmons                4,000       *                      1,000               3,000      *
Tom Sit                           4,000       *                      1,000               3,000      *
Hardev Kaur Sodhi                 4,000       *                      1,000               3,000      *
Helen Sodhi                       4,000       *                      1,000               3,000      *
Rajvir Singh Sodhi                4,000       *                      1,000               3,000      *
Ranjit Sodhi                      4,000       *                      1,000               3,000      *
Katie Somers                      4,000       *                      1,000               3,000      *
Gary Spielfogel                   4,000       *                      1,000               3,000      *
Roberto Suarez                    4,000       *                      1,000               3,000      *
Mark Sullivan(8)                  4,000       *                      1,000               3,000      *
Hon Wae Wong                      4,000       *                      1,000               3,000      *
Pui Chun wong                     4,000       *                      1,000               3,000      *
Allison Woodford                  4,000       *                      1,000               3,000      *
Kong Yau                          4,000       *                      1,000               3,000      *
Teresa Yau                        4,000       *                      1,000               3,000      *
Tung Mei Yau                      4,000       *                      1,000               3,000      *
Janet Ann Sulivan(9)              1,200       *                        300                 900      *
Sarah Janet Holmes(10)              800       *                        200                 600      *

TOTAL                        22,058,000      100%                5,514,500          16,543,500

* Indicates less than 1%

1)	Assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling shareholders prior to the termination of this offering.
Because the selling shareholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, no reliable estimate can be made of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of common stock that each shareholder will own upon completion of this offering.
2)	Mr. Sullivan is our President, principal executive officer and
Chairman.
3)	Mr. Holmes is a director.
4)      Mr. Ranjit Sodhi owns 4000 shares in his name and no other shares held in the name of any other shareholder are in any way attributed to him.
5)	Mr. Smith is our Chief Operating Officer and a director.
6)	Mr. Chan is our acting Principal Financial Officer.
7)	Ms. Chan is the sister of Mr. Greg Chan, our acting Principal
Financial Officer.
8)	Mr. Sullivan is the son of Mr. Terence Sullivan, our President,
principal executive officer and Chairman.
9)	Mrs. Sullivan is the wife of Terence Sullivan, our President, principal executive officer and Chairman.
10)	Ms. Holmes is the wife of Mr. James Christopher Holmes, a
director.


                          DESCRIPTION OF SECURITIES

General


     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share. In December 2003 we consummated a 4 for 1 stock split. As of the date of this prospectus, 23,058,000 shares of common stock and no shares of preferred stock were outstanding. Corporate Stock Transfer of Denver, Colorado serves as our transfer agent.


Common Stock

     We are authorized to issue 100,000,000 shares of our common stock, $0.001 par value, of which 23,058,000 shares are issued and
outstanding as of the date of this prospectus.   Except as provided by
law or our certificate of incorporation with respect to voting by class or series, holders of common stock are entitled to one vote on each matter submitted to a vote at a meeting of shareholders and the shareholders do not have cumulative voting rights.


     Subject to any prior rights to receive dividends to which the holders of shares of any series of the preferred stock may be entitled, the holders of shares of common stock will be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends. Upon our liquidation or dissolution, holders of shares of common stock will be entitled to share proportionally in all assets available for distribution to such holders. None of our common stock holders have any preemptive rights.

Preferred Stock

     The board of directors has the authority, without further action by our shareholders, to issue up to 10,000,000 shares of preferred stock, par value $.001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. No shares of preferred stock are currently issued and outstanding. The issuance of preferred stock could adversely affect the voting power of holders of common stock and could have the effect of delaying, deferring or preventing a change of our control.


Market for Common Equity and Related Stockholder Matters

     There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, our common stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop or, if developed, will be sustained.

     As of February 24, 2004, there were 98 shareholders of record of our common stock and a total of 23,058,000 shares outstanding. Of the 23,058,000 shares of common stock outstanding, 13,412,000 shares of common stock are beneficially held by "affiliates" of the company.
All shares of common stock registered pursuant to this Registration Statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by our "affiliates" as defined for purposes of the Securities Act.

     There are currently no outstanding options or warrants to purchase or any securities that are convertible into our common stock.

     Under certain circumstances, restricted shares may be sold without registration, pursuant to the provisions of rule 144. In general, under rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one percent of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by rule
144. In addition, rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by shareholders pursuant to rule 144 may have a depressive effect on the price of our common stock. There are 17,488,500 shares of our common stock that are not being offered by this registration statement that could in the future be sold pursuant to rule 144.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

                          DISCLOSURE OF SEC POSITION
              ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

                             PLAN OF DISTRIBUTION

     Our selling shareholders will sell their shares at a price per share of $0.25 per share until and if our shares are quoted on the Over The Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. The selling shareholders may sell or distribute their common stock from time to time themselves, or by donees or transferees of, or other successors in interests to, the selling shareholders, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. These sales by Selling Shareholders may occur contemporaneously with sales by us. The selling shareholders offering will terminate on the earlier of the sale of all of the shares or 360 days after the date of the prospectus. The sale of the common stock offered by the selling shareholders through this prospectus may be affected in one or more of the following:

*       Ordinary brokers' transactions;
*       Transactions involving cross or block trades or otherwise
* Purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
* "at the market" to or through market makers or into any market for the common stock which may develop;
* in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
*       in privately negotiated transactions; or
*       any combination of the foregoing.

     Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

     Neither we nor any selling shareholder can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

     In the event that the selling shareholders enter into an agreement, after the date of this prospectus, with any broker dealer or underwriter for such broker, dealer or underwriter to act as principal and such entity is acting as an underwriter, we will file a post-effective amendment to this prospectus identifying such entity, providing the required information in this plan of distribution and revising the disclosures in this prospectus and the related registration statement. Additionally, in such event we will file any such agreement as an exhibit to the registration statement.

     We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders.

     We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases make in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

                                LEGAL MATTERS

The Law Office of James G. Dodrill II, PA, of Boca Raton, Florida will give an opinion for us regarding the validity of the common stock offered in this prospectus.

                                   EXPERTS

The financial statements as of March 31, 2003 and for the period from September 6, 2002 (inception) to March 31, 2003 included in this prospectus have been so included in reliance on the report of Webb & Company, P.A., independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                     WHERE YOU CAN FIND MORE INFORMATION


     We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Atlantic Security, Inc. and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D.
C. 20549 at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. Such request should be directed to us at Atlantic Security, Inc., Glyme House, St. John's Street, Bicester, Oxfordshire, OX26 6SL UK Attention: Terence Sullivan, President.

     Following the effectiveness of this registration statement, we will file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we intend to make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we may determine. We will send a copy of any such report to any shareholder specifically requesting such report.

                          ATLANTIC SECURITY LIMITED
                        (A DEVELOPMENT STAGE COMPANY)
                            FINANCIAL STATEMENTS
                            AS OF MARCH 31, 2003

                          ATLANTIC SECURITY LIMITED
                        (A DEVELOPMENT STAGE COMPANY)


                                  CONTENTS


PAGE 1       INDEPENDENT AUDITORS' REPORT

PAGE 2       BALANCE SHEET AS OF MARCH 31, 2003

PAGE 3       STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS FOR
             THE PERIOD FROM SEPTEMBER 6, 2002 (INCEPTION) TO
             MARCH 31, 2003

PAGE 4       STATEMENT OF CHANGES IN STOCKHOLDERS'
             DEFICIENCY FOR THE PERIOD FROM SEPTEMBER 6, 2002
             (INCEPTION) TO MARCH 31, 2003

PAGE 5       STATEMENT OF CASH FLOWS FOR THE
             PERIOD FROM SEPTEMBER 6, 2002 (INCEPTION) TO
             MARCH 31 2003

PAGES 6 - 9  NOTES TO FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of:
Atlantic Security Limited
(A Development Stage Company)

We have audited the accompanying balance sheet of Atlantic Security Limited (a development stage company) as of March 31, 2003, and the related statements of operations and comprehensive loss, changes in stockholders' deficiency and cash flows for the period from September 6, 2002 (inception) to March 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Atlantic Security Limited (a development stage company) as of March 31, 2003 and the results of its operations and its cash flows for the period from September 6, 2002 (inception) to March 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is in the development stage with no operations, has a negative cash flow from operations of $ 17, and a working capital and stockholders' deficiency of $ 2,898. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 6. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.



WEBB & COMPANY, P.A.


Boynton Beach, Florida
July 14, 2003

                         ATLANTIC SECURITY LIMITED
                        (A DEVELOPMENT STAGE COMPANY)
                                BALANCE SHEET
                               MARCH 31, 2003
                              -----------------




ASSETS                                                  $     -
------                                                   ========




LIABILITIES AND STOCKHOLDERS' DEFICIENCY
----------------------------------------


CURRENT LIABILITIES
  Stockholder loans                                     $  2,898
                                                         ---------

TOTAL LIABILITIES                                          2,898


COMMITMENTS AND CONTINGENCIES                                -


STOCKHOLDERS' DEFICIENCY
  Common stock, $0.0158 par value, 1,000,000 shares
   authorized, 39,805 shares issued and outstanding          627
  Additional paid in capital                                 161
  Accumulated deficit during development stage            (2,915)
  Accumulated other comprehensive gain                        17
  Subscription receivable                                   (788)
                                                         ---------

Total Stockholders' Deficiency                            (2,898)
                                                         ---------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY          $     -
                                                         =========





     See accompanying notes to financial statements

                          ATLANTIC SECURITY LIMITED
                        (A DEVELOPMENT STAGE COMPANY)
                STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
      FOR THE PERIOD FROM SEPTEMBER 6, 2002 (INCEPTION) TO MARCH 31, 2003
      -------------------------------------------------------------------


OPERATING EXPENSES
 General and administrative                   $   2,915
                                              ----------
    Total Operating Expenses                      2,915
                                              ----------
LOSS FROM OPERATIONS                             (2,915)

Provision for Income Taxes                           -
                                              ----------

NET LOSS                                         (2,915)

OTHER COMPREHENSIVE INCOME
 Foreign currency translation gain                   17
                                              ----------

COMPREHENSIVE LOSS                           $    (2,898)
------------------                           ============

Net loss per share - basic and diluted       $     (0.07)
                                             ============

Weighted average number of shares
 outstanding during the period - basic
 and diluted                                      39,805
                                              ===========


     See accompanying notes to financial statements

                            ATLANTIC SECURITY LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                      STATEMENT OF STOCKHOLDERS' DEFICIENCY
      FOR THE PERIOD FROM SEPTEMBER 6, 2002 (INCEPTION) TO MARCH 31, 2003
      -------------------------------------------------------------------






                                                                            Accumulated
                                          Common Stock                        Deficit         Other
                                       -------------------    Additional     Development  Comprehensive    Subscription
                                        Shares      Amount   Paid-In Capital     Stage         Gain         Receivable     Total
                                       ---------   --------  ---------------  -----------  -------------   ------------  ---------


Stock issued to founders
($0.02 per share)                       39,805      $   627     $       161     $     -     $     -         $    (788)     $     -


Other comprehensive income                   -          -              -             -           17              -              17


Net loss for the period from
September 6, 2002
(inception) to March 31, 2003                -          -              -          (2,915)        -               -          (2,915)

Comprehensive loss                           -          -              -             -           -               -          (2,898)
                                       ----------  ---------   ------------    ----------- ---------       ----------     =========
Balance, March 31, 2003                    39,805       627            161        (2,915)        17             (788)       (2,898)



     See accompanying notes to financial statements

                            ATLANTIC SECURITY LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENTS OF CASH FLOWS
      FOR THE PERIOD FROM SEPTEMBER 6, 2002 (INCEPTION) TO MARCH 31, 2003
      -------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                   $   (2,915)
  Changes in operating assets
  and liabilities
    Stockholder loans                             2,898
                                              ----------
    Net Cash Used In Operating Activities           (17)
                                              ----------

CASH FLOWS FROM INVESTING ACTIVITIES                -
                                              ----------

CASH FLOWS FROM FINANCING ACTIVITIES:               -
                                              ----------

EFFECT OF EXCHANGE RATE ON CASH                      17
                                              ----------

NET INCREASE IN CASH                                -

CASH AND CASH EQUIVALENTS AT BEGINNING OF
 PERIOD                                             -
                                              ----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD    $     -
                                              ==========


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
----------------------------------------------------------------------

During the period ended March 31, 2003, the Company received subscriptions receivable of $788 for 39,805 shares of common stock.


     See accompanying notes to financial statements

                          ATLANTIC SECURITY LIMITED
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                             AS OF MARCH 31, 2003
                           ------------------------



NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
------  -----------------------------------------------------------

(A) Organization
----------------

Atlantic Security Limited  (a development stage company) (the
"Company") was incorporated in the United Kingdom on September 6, 2002, and has elected a fiscal year of March 31.
The Company plans to market security products and asset tracking software.

Activities during the development stage include developing the business plan and raising capital.

On May 15, 2003, the Company consummated a share-exchange agreement whereby it became a wholly owned subsidiary of Atlantic Security, Inc., a Florida corporation (See Note 7).

(B) Use of Estimates
--------------------

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash and Cash Equivalents
-----------------------------

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Foreign Currency Translation
--------------------------------

The functional currency of the Company is the British Pound. The financial statements of the Company are translated to United States dollars using year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Net gains and losses resulting from foreign exchange translations are included in the statements of operations ands stockholders' equity as other comprehensive gain (loss).

                          ATLANTIC SECURITY LIMITED
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                             AS OF MARCH 31, 2003
                           ------------------------


(E) Comprehensive Income (Loss)
-------------------------------

The foreign currency translation gain or loss resulting from the translation of the financial statements expressed in British Pounds to United States dollars is reported as other comprehensive gain (loss) in the statement of operations and stockholders' deficiency.

(F) Income Taxes
----------------

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
The Company is organized in England and no tax benefit is expected from the tax credits in the future.

(G) Fair Value of Financial Instruments
---------------------------------------

The carrying amounts of the Company's financial instruments including stockholder loans approximate fair value due to the relatively short period to maturity for this instrument.

(H) Loss Per Share
------------------

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings
Per Share." As of March 31, 2003, there were no common stock equivalents.

(I) Business Segments
---------------------

The Company operates in one segment and therefore segment information is not presented.

                          ATLANTIC SECURITY LIMITED
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                             AS OF MARCH 31, 2003
                           ------------------------



(J) New Accounting Pronouncements
---------------------------------

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contacts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively. The adoption of this pronouncement will not have a material effect on the Company's financial position or results of operations.

NOTE 2	STOCKHOLDER LOANS
------  -----------------

During 2003, the Company received loans from two stockholders to fund operations. The loans are non-interest bearing and due on demand (See Note 5).

NOTE 3	COMMITMENTS AND CONTINGENCIES
------  -----------------------------

During December 2002, the Company entered into a worldwide non-exclusive distribution agreement (the "Agreement") to distribute the SatraX asset-trading software. The Agreement is for a term of twelve months with a twelve-month extension upon mutual consent of the parties.  Either party has the
right to terminate the contract after the initial twelve-
month period upon sixty days notice.  The Agreement calls for
the Company to pay a $40,0    00 license fee for the Agreement to
become effective. As of July 14, 2003, the Company has not paid the license fee.

During January 2003, the Company signed an agreement under which it has a ten-month option to acquire all the outstanding shares of two companies that hold intellectual property rights to the Biological Substance Detector and Molecular Detector. The agreement calls for the Company to make an initial payment of approximately $3,149,000 and bonus and milestone payments of approximately $4,724,000 to exercise its option. In addition, the agreement calls for the Company to pay approximately $3,149,000 in bonus payments for each of the first two sales of products using the intellectual property.

                          ATLANTIC SECURITY LIMITED
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                             AS OF MARCH 31, 2003
                           ------------------------


NOTE 4	STOCKHOLDERS' DEFICIENCY
------  ------------------------

(A) Issuance of Common Stock to Founders
----------------------------------------

During the period ended March 31, 2003, the Company issued
39,805 shares of common stock for a subscription receivable of $ 788.

NOTE 5	RELATED PARTY TRANSACTIONS
------  --------------------------

During 2003, the Company received loans from two stockholders to fund operations (See Note 2).

NOTE 6	GOING CONCERN
------  -------------

As reflected in the accompanying financial statements, the Company is a development stage company with no revenues, has a negative cash flow from operations of $17, and a working capital and stockholders' deficiency of $2,898. These factors raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company is negotiating with capital funding sources and service providers to implement its business plan. Management believes that actions presently being taken to raise capital and implement its business plan provides the opportunity for the Company to continue as a going concern.

NOTE 7	SUBSEQUENT EVENT
------  ----------------

On May 15, 2003, the Company consummated an agreement with Atlantic Security, Inc., a Florida corporation, pursuant to which the Company exchanged all of its 3,980,500 then issued and outstanding shares of common stock for 3,980,500 shares of the common stock of Atlantic Security, Inc. As a result of the transaction (the "Transaction"), the Company became a wholly owned subsidiary of Atlantic Security, Inc. and all of the shareholders of the Company became stockholders of common stock of Atlantic Security, Inc. As a result of the agreement, the Transaction will be accounted for accounting purposes as a capital transaction and recapitalization by the accounting acquirer(Atlantic Security, Limited) and as a reorganization by the accounting acquiree (Atlantic Security, Inc.).

                   ATLANTIC SECURITY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2003

                   ATLANTIC SECURITY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)


                                  CONTENTS


PAGE 1       CONDENSED CONSOLIDATED BALANCE SHEET AS OF DECEMBER
             31, 2003 (UNAUDITED)


PAGE 2 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2003 AND FOR THE THREE MONTHS ENDED DECEMBER 31, 2002 AND FOR THE PERIOD FROM SEPTEMBER 6, 2002 (INCEPTION) TO DECEMBER 31, 2002 AND FOR THE PERIOD FROM SEPTEMBER 6, 2002 (INCEPTION) TO DECEMBER 31, 2003 (UNAUDITED)


PAGE 3       CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS'
             DEFICIENCY FOR THE PERIOD FROM SEPTEMBER 6, 2002
             (INCEPTION) TO DECEMBER 31, 2003 (UNAUDITED)


PAGE 4 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED DECEMBER 31, 2003 AND FOR THE PERIOD FROM SEPTEMBER 6, 2002 (INCEPTION) TO DECEMBER 31 2002 AND FOR THE PERIOD FROM SEPTEMBER 6, 2002 (INCEPTION) TO DECEMBER 31, 2003 (UNAUDITED)


PAGES 5 - 7  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                    CONDENSED CONSOLIDATED BALANCE SHEET
                              DECEMBER 31, 2003
                              -----------------
                                  (UNAUDITED)



ASSETS
------

CURRENT ASSETS
  Cash                                                  $ 82,030
  Prepaid expenses                                         1,500
                                                         ---------

TOTAL CURRENT ASSETS                                     $ 83,530
--------------------                                     ---------



LIABILITIES AND STOCKHOLDERS' DEFICIENCY
----------------------------------------


CURRENT LIABILITIES
  Accrued officers' salary                              $ 87,250
  Stockholder loans                                     $  2,444
                                                         ---------

TOTAL CURRENT LIABILITIES                                 89,694


COMMITMENTS AND CONTINGENCIES                                -


STOCKHOLDERS' DEFICIENCY
  Common stock, $0.001 par value, 100,000,000 shares
   authorized, 23,058,000 shares issued and outstanding   23,058
  Additional paid in capital                             187,175
  Accumulated deficit during development stage          (234,261)
  Accumulated other comprehensive gain                    17,864
                                                         ---------

Total Stockholders' Deficiency                            (6,164)
                                                         ---------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY          $ 83,530
                                                         =========





     See accompanying notes to condensed consolidated financial statements

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)



                                                                                                For the             For the Period
                                                                                                Period From         From September
                                            For The Three    For the Three      For the Nine    September 6, 2002   6, 2002
                                            Months Ended     Months Ended       Months Ended    (Inception) To      (Inception) To
                                            December 31,     December 31,       December 31,    December 31,        December 31,
                                                2003             2002              2003             2002                2003



OPERATING EXPENSES
 Stock issued for services                    $     -        $      -            $ 100,000       $     -             $    100,000
 Officers salary                                 87,250             -               87,250             -                   87,250
 Professional fees                               34,210             -               38,106             -                   38,106
 Other general and administrative                   531             663              6,011           2,254                  8,925
                                              ----------      ----------          ---------       ---------          -------------
    Total Operating Expenses                    121,991             663            231,367           2,254                234,281
                                              ----------      ----------          ---------       ---------          -------------
LOSS FROM OPERATIONS                           (121,991)           (663)          (231,367)         (2,254)              (234,281)


OTHER INCOME
 Interest income                                     14              -                  20             -                       20
                                              ----------      ----------          ---------       ---------          -------------

Net Loss Before Taxes                          (121,976)           (663)          (231,347)         (2,254)              (234,261)

Provision for Income Taxes                           -               -                 -               -                      -
                                              ----------      ----------          ---------       ---------          -------------

NET LOSS                                       (121,976)           (663)          (231,347)         (2,254)              (234,261)

OTHER COMPREHENSIVE INCOME
 Foreign currency translation gain               17,656              -              17,847             -                   17,864
                                              ----------      ----------          ---------       ---------          -------------

COMPREHENSIVE LOSS                           $  (104,320)     $     (663)        $(213,499)      $  (2,254)          $   (216,397)
------------------                           ============     ===========        ==========      ==========          =============

Net loss per share - basic and diluted       $       -        $      -           $   (0.01)      $     -             $      (0.01)
                                             ============     ===========        ==========      ==========          =============

Weighted average number of shares
 outstanding during the period - basic
 and diluted                                  21,701,478       15,922,000        20,055,409      15,922,000            18,179,497
                                              ===========      ==========        ==========      ==========            ==========



     See accompanying notes to condensed consolidated financial statements

                      ATLANTIC SECURITY, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
             CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY FOR THE PERIOD FROM SEPTEMBER 6, 2002 (INCEPTION) TO DECEMBER 31, 2003
                                  (UNAUDITED)






                                                                            Accumulated
                                          Common Stock                        Deficit         Other
                                       -------------------    Additional     Development  Comprehensive   Subscription
                                        Shares      Amount   Paid-In Capital     Stage        Income        Receivable     Total
                                       ---------   --------  ---------------  -----------  -------------   ------------  ---------


Stock issued to founders
($0.0001 per share)                    15,922,000  $ 15,922    $   (15,134)    $     -     $     -         $    (788)     $     -


Other comprehensive income                   -          -              -             -           17              -              17


Net loss for the period from
September 6, 2002
(inception) to March 31, 2003                -          -              -          (2,915)        -               -          (2,915)

Comprehensive loss                           -          -              -             -           -               -          (2,898)
                                       ----------  ---------   ------------    ----------- ---------       ----------     =========
Balance, March 31, 2003                15,922,000    15,922        (15,134)       (2,915)        17             (788)       (2,898)

Stock issued in reverse merger         4,000,000      4,000         (3,955)          -           -               -              45
($0.0001 per share)

Proceeds from subscription
receivable                                   -          -              -             -           -               788           788

Stock issued for cash
($0.025 per share)                       536,000        536         12,864           -           -           (10,027)        3,373


Stock issued for services
($0.10 per share)                      1,000,000      1,000         99,000           -           -               -         100,000


Stock issued for cash
($0.06 per share)                      1,600,000      1,600         94,400           -           -               -          96,000

Proceeds from subscription receivable        -          -              -             -           -            10,027        10,027

Other comprehensive Income                   -          -              -             -        17,847             -          17,847

Net loss for the nine month
period ended December 31, 2003               -          -              -        (231,346)        -               -        (231,346)

Comprehensive loss                           -          -              -             -           -               -        (213,499)
                                       ----------  ---------   ------------    -----------  ---------       ----------     ---------

BALANCE, DECEMBER 31, 2003             23,058,000  $ 23,058    $   187,175     $(234,261)   $ 17,864        $    -        $ (6,164)
===========================            ==========  =========   ============    ===========  =========       ==========    =========


     See accompanying notes to condensed consolidated financial statements

                      ATLANTIC SECURITY, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)



                                                             For The             For The
                                                             Period From         Period From
                                            For The Nine     September 6, 2002   September 6, 2002
                                            Months Ended     (Inception) To      (Inception) to
                                            December 31,     December 31,        December 31,
                                               2003                2002              2003
                                            -------------    -----------------   -----------------



CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                   $ (231,346)       $    (2,254)       $ (234,261)
  Adjustments to reconcile net loss
  to net cash used in operating
  activities:
    Stock issued for services                   100,000                -             100,000
  Changes in operating assets
  and liabilities
    Increase in prepaid expense                  (1,500)               -              (1,500)
    Increase in accrued officers salary          87,250                -              87,250
                                              ----------        -----------        ----------
    Net Cash Used In Operating Activities       (45,596)            (2,254)          (48,511)
                                              ----------        -----------        ----------

CASH FLOWS FROM INVESTING ACTIVITIES                -                  -                 -
                                              ----------        -----------        ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock        110,233                -             110,233
  Proceeds from stockholder loans                 3,961              2,254             6,859
  Payments on stockholder loans                  (4,415)                              (4,415)
                                              ----------        -----------        ----------
    Net Cash Provided By Operating Activities   109,779              2,254           112,677
                                              ----------        -----------        ----------

EFFECT OF EXCHANGE RATE ON CASH                  17,847                -              17,864
                                              ----------        -----------        ----------

NET INCREASE IN CASH                             82,030                -              82,030

CASH AND CASH EQUIVALENTS AT BEGINNING OF
 PERIOD                                             -                  -                 -
                                              ----------        -----------        ----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD    $  82,030         $      -          $   82,030
                                              ==========        ===========        ==========


     See accompanying notes to condensed consolidated financial statements

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2003
                           -----------------------
                                  (UNAUDITED)



NOTE 1	BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

NOTE 2	USE OF ESTIMATES

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

NOTE 3	LOSS PER SHARE

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings
Per Share." As of December 31, 2003 and 2002, there were no common share equivalents outstanding.

NOTE 4	REVERSE MERGER

On May 15, 2003, Atlantic Security, Inc. consummated an agreement with Atlantic Security Limited, a United Kingdom corporation, pursuant to which Atlantic Security Limited exchanged all of its 39,805 then issued and outstanding shares of common stock for 3,980,500 (15,922,000 post split) shares or approximately 80% of the common stock of Atlantic Security, Inc. As a result of the agreement, the transaction was treated for accounting purposes as a reorganization by the accounting acquirer (Atlantic Security Limited) and as a recapitalization by the accounting acquiree (Atlantic Security, Inc.) (See Note 6(C)).

Accordingly, the financial statements include the following:

(1)	The balance sheet consists of the net assets of the
        acquirer at historical cost and the net assets of the acquiree at historical cost.

(2) The statement of operations includes the operations of the acquirer for the periods presented and the operations of the acquiree from the date of the merger.

NOTE 5	LOAN PAYABLE - STOCKHOLDERS

During the period from inception to December 31, 2003, a stockholder of the Company paid $6,859 for operating expenses on behalf of the Company and the Company has repaid the stockholder $4,415. The balance of the loan of $2,444 is payable on demand, non-interest bearing and unsecured (See Note 7).

NOTE 6	STOCKHOLDERS' EQUITY

(A) Stock Issued for Cash

During the three months ended June 30, 2003, the Company issued 1,000,000 (4,000,000 post split) shares of common stock to the stockholders of Atlantic Security, Inc. in a reverse merger transaction for cash of $45.

During the three months ended June 30, 2003, the Company received cash proceeds of $788 on subscription receivables.

During the three months ended September 30, 2003, the Company issued 134,000 (536,000 post split) shares of common stock for cash and subscriptions receivable of $3,373 and $10,027, respectively.

During the three months ended December 31, 2003, the Company issued 1,600,000 shares of common stock for cash of $96,000.

During the three months ended December 31, 2003, the Company received cash proceeds of $10,027 on subscriptions receivable.

(B) Stock Issued for Services

During the three months ended September 30, 2003, the Company issued 1,000,000 shares of common stock for services with a fair value of $100,000.

(C) Stock Issued in Reverse Merger

On May 15, 2003, Atlantic Security, Inc. exchanged 3,980,500
(15,922,000 post split) shares of common stock for all the outstanding shares of Atlantic Security Limited (See Note 4).

(D) Common Stock Split

On December 9, 2003, the Company declared a 4 for 1 common stock split. Per share and weighted average share amounts have been retroactively restated in the accompanying financial statements and related notes to reflect this split.

NOTE 7	RELATED PARTY TRANSACTIONS

A stockholder of the Company paid $6,859 of operating expenses on behalf of the Company from inception (See Note 5). The Company has repaid a total of $4,415 to the stockholder.

NOTE 8	COMMITMENTS AND CONTINGENCIES

The Company entered into an employment agreement with a stockholder to become the CEO and Chairman of the Company effective October 1, 2003 at an annual salary of $235,000. The agreement expires on the stockholders 75th birthday or with six months notice by the Company unless there is a change in control, which requires the Company to provide one-year notice. The agreement also calls for a bonus of 10% of the net income of the Company if the Company reaches certain sales targets, a 12% car allowance and provides for the stockholder at his option to receive a portion of his compensation in the form of stock at a 30% discount.

The Company entered into an employment agreement with an individual to become the COO and President of the North American Division effective October 6, 2003 at an annual salary of $100,000. The agreement expires on the individuals 70th birthday or with thirty days notice by either party.


NOTE 9	GOING CONCERN

As reflected in the accompanying condensed consolidated financial statements, the Company is a development stage company with no revenues, has a negative cash flow from operations from inception of $48,511. These factors raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise additional capital and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company is negotiating with capital funding sources and service providers to implement its business plan. Management believes that actions presently being taken to raise additional capital and implement its business plan provides the opportunity for the Company to continue as a going concern.

	No dealer, salesman or other
person is authorized to give any
information or to make any
representations not contained in
this prospectus in connection with
the offer made hereby, and, if
given or made, such information or
representations must not be relied
upon as having been authorized by
Atlantic Security, Inc.  This
prospectus does not constitute an
offer to sell or a solicitation to
an offer to buy the securities
offered hereby to any person in any
state or other jurisdiction in
which such offer or solicitation
would be unlawful.  Neither the
delivery of this prospectus nor any
sale made hereunder shall, under
any circumstances, create any
implication that the information
contained herein is correct as of
any time subsequent to the date
hereof.

Until _________ __, 2004 (90 days
after the date of this prospectus)
all dealers that effect
transactions in these securities,
whether or not participating in
this offering, may be required to
deliver a prospectus.  This is in
addition to the dealer's obligation
to deliver a prospectus when acting
as underwriters and with respect to
their unsold allotments or
subscriptions.


     TABLE OF CONTENTS

                                Page
                                ----
Prospectus Summary                3            Atlantic Security, Inc.
The Offering                      4
Summary Financial Data            6
Risk Factors                      7
Forward Looking Statements       12
Use of Proceeds                  13
Determination of Offering Price  14
Dividend Policy                  14
Management's Plan of Operation   15               5,514,500 Shares
Business                         18
Management                       25
Principal Shareholders           28
Selling Shareholders             29
Description of Securities        31
Certain Transactions             33
Indemnification                  34                  PROSPECTUS
Plan of Distribution             35
Legal Matters                    37
Experts                          37
Where You Can Find More
Information                      38
Financial Statements


April 22, 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

	We estimate that expenses in connection with this registration statement will be as follows:


SEC registration fee                      $175
Accounting fees and expenses		$5,000
Legal                                  $37,500
Edgarizing fees*                        $4,825
                                     ----------
Total                                  $47,500

* estimates

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following information is furnished with regard to all securities sold by us within the past three years that were not registered under the Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act or Regulation D of the Securities Act. None of the foregoing transactions involved a distribution or public offering.


Date               Name                  # of Shares(1)  Total Price
----------------------------------------------------------------------
May 15, 2003       Terence Sullivan          9,600,000       $*
December 9, 2003   William Elett             1,600,000       $96,000
May 15, 2003       E-N Corp                  1,400,000       $*
May 15, 2003       William Duncan Swartz     1,000,000       $*
September 26, 2003 Oliver Cassell            400,000         $10,000
May 15, 2003       Alan Coe                  400,000         $*
May 15, 2003       Dravrar                   400,000         $*
May 15, 2003       Judy Fishman and
                   Michael Fishman JTTEN     400,000         $*
May 15, 2003       Alan Gibson               400,000         $*
May 15, 2003       James Christopher Holmes  400,000         $*
May 15, 2003       Daniela. Lapuste          400,000         $*
May 15, 2003       Kwan Lam Ng               400,000         $*
May 15, 2003       Howard Smith              400,000         $*
May 15, 2003       Thomas Harrison           340,000         $*
May 15, 2003       Watson Dave International 300,000         $*
May 15, 2003       Thomas Gryzmala           60,000          $*
May 15, 2003       Greg Chan                 12,000          $*
May 15, 2003       Ulfat Kiani               8,000           $*
August 17, 2003    Jacky Barker              4,000           $100
August 17, 2003    Kevin Barker              4,000           $100
August 17, 2003    George Chaliss            4,000           $100
August 17, 2003    Margaret Chan             4,000           $100
August 17, 2003    Dorothy Cornwell          4,000           $100
August 17, 2003    John H. Cornwell Jr.      4,000           $100
August 17, 2003    John H. Cornwell III      4,000           $100
August 17, 2003    Sarah Cornwell            4,000           $100
August 17, 2003    Jon Evans                 4,000           $100
August 17, 2003    Mo Lan Lo                 4,000           $100
August 17, 2003    Ian Macpherson            4,000           $100
August 17, 2003    Sarah Macpherson          4,000           $100
August 17, 2003    Baldeep Namas             4,000           $100
August 17, 2003    Mandeep Namas             4,000           $100
August 17, 2003    Perminder Namas           4,000           $100
August 17, 2003    Ravi Namas                4,000           $100
August 17, 2003    Chau Lam Ng               4,000           $100
August 17, 2003    Lam Fai Ng                4,000           $100
August 17, 2003    Oi Ling Lee Ng            4,000           $100
August 17, 2003    Sau Chun Ng               4,000           $100
August 17, 2003    Gurpreet Sahota           4,000           $100
August 17, 2003    Rani K. Sahota            4,000           $100
August 17, 2003    Surinder Sahota           4,000           $100
August 17, 2003    Tom Sit                   4,000           $100
August 17, 2003    Hardev Kaur Sodhi         4,000           $100
August 17, 2003    Helen Sodhi               4,000           $100
August 17, 2003    Rajvir Singh Sodhi        4,000           $100
August 17, 2003    Ranjit Sodhi              4,000           $100
August 17, 2003    Mark Sullivan             4,000           $100
August 17, 2003    Hon Wae Wong              4,000           $100
August 17, 2003    Pui Chun wong             4,000           $100
August 17, 2003    Kong Yau                  4,000           $100
August 17, 2003    Teresa Yau                4,000           $100
August 17, 2003    Tung Mei Yau              4,000           $100
May 15, 2003       Janet Ann Sullivan        1,200           $*
May 15, 2003       Sarah. Janet. Holmes      800             $*


* issued in exchange for shares in Atlantic Security Limited.
ASL shareholders received 400 shares of our common stock for each share of ASL previously held.

(1) The number of shares referenced above for each shareholder are subsequent to a 4 for 1 stock split.

ITEM 27. EXHIBITS

Exhibit Number		Description

3.1	Articles of Incorporation of Atlantic Security, Inc.

3.2	Bylaws of Atlantic Security, Inc.*

3.3	Specimen certificate of the Common Stock of
        Atlantic Security, Inc.*

5.1	Opinion of Law Office of James G. Dodrill
        II, PA as to legality of securities being registered*

10.1	Financing Agreement with Citywide
        Management Services, Inc.

10.2	Employment contract with Terence Sullivan

10.3	Employment contract with Howard Smith

23.1	Consent of Webb & Company, PA

23.2	Consent of James G. Dodrill II, PA
        (included in Exhibit 5.1)

* to be filed by amendment

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

The Company hereby undertakes to:

(1)	File, during any period in which it offers or sells
securities, a post-effective amendment to this registration statement to:

i.	Include any prospectus required by Section
10(a)(3) of the Securities Act;

ii.	Reflect in the prospectus any facts or events
which, individually or together, represent a fundamental change in the information in the registration statement.

iii.	Include any additional or changed material
information on the plan of distribution.

(2)	For determining liability under the Securities Act,
treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from
registration any of the securities that remain unsold at the end of the offering.

(4)	Insofar as indemnification for liabilities arising
under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange
Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form SB-2/A and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boca Raton state of Florida, on April 22, 2004.

                            ATLANTIC SECURITY, INC.

                        By:  /s/ Terence Sullivan
                           -------------------------
                             Terence Sullivan
                             Principal Executive Officer,
                             President and Chairman


	In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities indicated on April 22, 2004.

  /s/ Terence Sullivan      Principal Executive Officer, President and Chairman
-------------------------
      Terence Sullivan

/s/ Gregory Chan            Acting Principal Financial Officer and
-------------------------   Acting Principal Accounting Officer
    Gregory Chan

/s/ Christopher Holmes      Director
-------------------------
     Christopher Holmes

/s/ Howard Smith            Director
-------------------------
     Howard Smith